EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
FNB Corp.
Asheboro, North Carolina


     We consent to the use in the Registration Statement of FNB Corp. on Form S-4 of our report dated August 6, 1999 on the consolidated financial statements of Carolina Fincorp, Inc. and Subsidiaries as of and for the years ended June 30, 1999 and 1998, and to the reference to our firm under the reference "experts" in the Registration Statement.


/s/ DIXON ODOM PLLC
Sanford, North Carolina
February 9, 2000